EXHIBIT 11

                                MAXXAM INC.

              COMPUTATION OF NET INCOME (LOSS) PER COMMON AND
                          COMMON EQUIVALENT SHARE
        (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

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

                                                          Three Months Ended            Six Months Ended
                                                               June 30,                     June 30,
                                                       ------------------------    --------------------------
                                                          1995          1994           1995           1994
                                                       ---------    -----------    -----------    -----------
                    Weighted average common and
                         common equivalent shares
                         outstanding during each
                         period                        9,376,703      9,376,703      9,376,703     9,376,703
                    Common equivalent shares
                         attributable to stock
                         options and convertible
                         securities                       71,175         71,175         71,175        71,175
                                                       ---------    -----------    -----------    -----------
                         Total common and common
                              equivalent shares        9,447,878      9,447,878      9,447,878     9,447,878
                                                       =========    ===========    ===========    ===========

                    Income (loss) before
                         extraordinary item            $    25.4    $     (43.2)        $ 24.4    $    (77.7)
                    Extraordinary item                         -              -              -          (5.4)
                                                       ---------    -----------    -----------    -----------
                    Net income (loss)                  $    25.4    $     (43.2)   $      24.4    $    (83.1)
                                                       =========    ===========    ===========    ===========


                    Per common and common equivalent
                         share:
                         Income (loss) before
                              extraordinary item       $    2.69    $     (4.57)   $      2.58    $    (8.22)
                         Extraordinary item                    -              -              -          (.57)
                                                       ---------    -----------    -----------    -----------
                         Net income (loss)             $    2.69    $     (4.57)   $      2.58    $    (8.79)
                                                       =========    ===========    ===========    ===========

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